Exhibit 10.32

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

CONFIDENTIAL

March 2, 2011

Via email

The General Manager

Mundipharma International Corporation Limited,

Mundipharma Medical Company,

Mundipharma House, 14 Par-la-Ville Road

P.O. Box HM 232, Hamilton HM JX,

Bermuda

Re: Exclusive Distribution Agreement, dated March 24, 2009 (the “EDA”), by and between Horizon Pharma AG (previously Nitec Pharma AG) (“Horizon”) and Mundipharma International Corporation Limited (“Mundipharma”); the Manufacturing and Supply Agreement dated March 24, 2009 (the “MSA”), by and between Horizon and Mundipharma Medical Company (“MMCo”); and the Assignment Agreement to be entered into by Horizon, Horizon Pharma GmbH, Merck Serono GmbH (“Merck”), Mundipharma and MMCo for the transfer of rights and obligations relating to the Product in Germany (the “Assignment Agreement”).

Dear Sir,

As we have discussed, in order to clarify certain of the parties’ rights and obligations under the EDA, MSA and Assignment Agreement, and to facilitate the funding of a study of Product for the treatment of Polymyalgia Rheumatica (“PMR”) to be conducted by, or on behalf of, Mundipharma and Horizon pursuant to the EDA and this letter agreement, Horizon, Horizon GmbH, Mundipharma and MMCo, intending to be legally bound, agree as set forth below. Capitalized terms used but not otherwise defined in this letter agreement shall have the meanings provided in the EDA. For clarification, Horizon shall have no obligation to fund or contribute to the funding of any study of Product for the treatment of PMR except as expressly set forth in this letter agreement.

(a) The following milestone event and corresponding milestone payment is hereby eliminated from Schedule 5 of the EDA:

Milestone Event	Milestone Payment
[…***…]	[…***…]

***Confidential Treatment Requested

Horizon Pharma AG, Kagenstrasse 17, CH-4153 Reinach, Switzerland

(b) Horizon agrees to provide Mundipharma with a credit in the amount of […***…] that can be applied in full to the next, consecutive milestone payment(s) that become due to Horizon under the EDA, provided that such credit shall not be applied to the milestone payments discussed in subsection (c) below. Horizon shall apply the credit to the applicable milestone payment(s) and reflect such application in the invoices it issues therefor. In the event that, following full application by Horizon of the credit (or remainder thereof) to a milestone payment, a balance of such milestone payment remains due, Horizon will reflect that balance in the applicable invoice therefor, and Mundipharma shall be obligated to pay the balance in accordance with the terms of the EDA. For clarification, nothing in this letter agreement shall be interpreted to eliminate Mundipharma’s obligation to provide notice to Horizon of its achievement of milestone events.

(c) Mundipharma agrees to make payment of […***…] to Horizon within […***…] of the execution of this letter agreement, which payment represents the milestone payments due to Horizon for Mundipharma’s achievement of the following milestone events prior to the date of this letter agreement:

Milestone Event	Milestone Payment
[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

In addition, Mundipharma agrees to (i) initiate (first dosing of first patient) prior to […***…] a study of Product for the treatment of PMR and (ii) subject to the provisions of the EDA, to Launch Product in at least […***…] of the Second Wave countries within […***…] of obtaining Marketing Authorisation therefor in the applicable country. “Launch” with respect to a given country is defined as the date that Mundipharma first purchases commercial supply of Product for such country.

Secondly, Horizon and MMCo wish to clarify section 6.1 of the MSA by adding the following: Notwithstanding anything to the contrary in section 6.1 of the MSA, the unit price at which Mundipharma purchases Finished Products for a relevant country shall be […***…] of the Average Net Selling Price of the relevant strength of the Finished Products for such country and shall only be reduced to […***…] of the Average Net Selling Price of the relevant strength of the Finished Products for such country as described in Section 6.1 from and after the date that is […***…] after first Launch of the Product in that country or, if later the date that is […***…] after the receipt of payment for the Launch Milestone for such country, but subject always to the minimum price specified in section 6.1 of the MSA.

***Confidential Treatment Requested

Horizon Pharma AG, Kagenstrasse 17, CH-4153 Reinach, Switzerland

Finally, in relation to the Assignment Agreement, the parties agree that the following terms of the Transfer, License and Supply Agreement dated 21 December 2006, as amended between Merck, Horizon and Horizon GmbH (“TLSA”) for the sale of Product in Germany shall be amended and become effective as of the effective date of the Assignment Agreement:

I.	The term of the TLSA shall be 15 (fifteen) years from Launch of the Product in Germany.

II.	Appendix 2 of the TLSA shall be deleted and replaced with the attached Schedule 1 as Appendix 2.

III.	The definition of TARGET SALES shall be deleted and replaced with:

“TARGET SALES shall mean the target sales as set forth in Appendix 2, such sales of the PRODUCT in the TERRITORY by Mundipharma shall be those reported by Mundipharma as NET SALES per the definition of NET SALES in the EDA.

IV.	Article 5.8 of the TLSA shall be deleted, and replaced with the following Article:

“Should Annual Minimum Sales not be reached in any […***…] consecutive […***…] periods (the first such period to commence upon Launch) during the Term (the “Period of Non-Performance”) due to reasons not attributable to Horizon and/or the third party manufacturer, then Mundipharma shall make up the shortfall during the […***…] period following the end of the Period of Non-Performance by paying to Horizon a sum equivalent to […***…] of the shortfall. If Mundipharma fails to make up the shortfall during the […***…] period then Horizon shall have the right to make use of the Marketing Authorisation or Duplicate Authorisation as the case may be to market and sell the Product itself or by a licensee. In such a case, the continuation of this Agreement shall not be subject to any Annual Minimum Sales.”

V.	Article 5.9 of the TLSA shall be deleted and replaced with the following Article:

“For the purposes of Art. 5.6 and 5.7 the sales of the PRODUCT in the TERRITORY by Mundipharma shall be Net Sales per the definition of NET SALES in the EDA.”

VI.	Article 7.2 of the TLSA shall only apply for orders for sales of the Product in the calendar year […***…] and beyond.

Upon execution of the Assignment Agreement, Horizon and MMCO shall enter into good faith negotiations in order to harmonize the terms of the TLSA with the terms of the EDA. Such negotiations shall include, but not be limited to:

(a)	The transfer of the Marketing Authorisation in Germany from Horizon to Mundipharma;

(b)	The transfer of pharmacovigilance responsibilities in Germany from Horizon to Mundipharma;

***Confidential Treatment Requested

Horizon Pharma AG, Kagenstrasse 17, CH-4153 Reinach, Switzerland

(c)	The review of written or printed material relating to the Product; and

(d)	The establishment of a mechanism for the ordering and supply of the Product in Germany and other territories to the better advantage of all parties.

Except as expressly amended and supplemented by this letter, the EDA and MSA shall remain in full force and effect in accordance with their respective terms. Please note your acceptance of the terms of this letter agreement by signing below. This letter agreement may be signed in counterparts, each of which shall be deemed an original, all of which taken together shall be deemed one instrument.

Yours faithfully,

Horizon Pharma AG		Horizon Pharma GmbH

By:		By:
Name:	Timothy P. Walbert	Name:	Achim Schaeffler
Title:	Chairman, President and CEO	Title:	Managing Director
Managing Director

Horizon Pharma AG

By:
Name:	Robert W. Metz
Title:	Managing Director

Agreed to and accepted as of the date first set forth above:

Mundipharma International Corporation Limited		Mundipharma Medical Company

By:		By:
Name:	DOUGLAS DOCHERTY	Name:
Title:	GENERAL MANAGER	Title:

Horizon Pharma AG, Kagenstrasse 17, CH-4153 Reinach, Switzerland

Schedule 1

[…***…]

***Confidential Treatment Requested

Horizon Pharma AG, Kagenstrasse 17, CH-4153 Reinach, Switzerland